Exhibit 5
                         BERRY MOORMAN
                     PROFESSIONAL CORPORATION
                         ATTORNEYS AT LAW
                         ________________
                         600 WOODBRIDGE PLACE
                     DETROIT, MICHIGAN 48226-4302
                            (313) 567-1000
                       FACSIMILE (313) 567-1001
                         ________________
                   E-MAIL: e-mail@berrymoorman.com
                    WEBSITE: www.berrymoorman.com


                                 August 28, 1998
DDL Electronics, Inc.
2151 Anchor Court
Newbury Park, CA 91320

     Re:    DDL Electronics, Inc. (the "Company")

Gentlemen:

     We have acted as counsel to DDL Electronics, Inc, a Delaware corporation (the "Company"), in connection with the preparation, execution and filing with the Securities and Exchange Commission of the Registration Statement on Form S-3 (the "Registration Statement") of the Company relating to the registration under the Securities Act of 1933, as amended, of 9,200,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), to be offered from time to time by certain selling stockholders in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). We have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents and corporate records as we have deemed necessary as a basis for the opinion set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies and the truth and correctness of any representations and warranties contained therein.

     Based on such examination and review and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to matters governed by the General Corporation Law of Delaware. We express no opinion herein concerning any other law.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder.

                              Very truly yours,

                              BERRY MOORMAN P.C.


                              By: /s/ Robert A. Hudson
                                 ________________________
                                 Robert A. Hudson




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